Exhibit 99.9

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of the 31st day of January 2003 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of March 8, 2002, as amended by a First Amendment dated as of August 14, 2002 (as so amended, the “Securities Purchase Agreement”), pursuant to which, among other things, the parties amended and restated the First Amended and Restated Securities Purchase Agreement and the First Amended Term B Note, and the Company issued and sold to the Purchaser the Bridge Note and the Term C Note, all on the terms and subject to the conditions set forth therein and in the Related Agreements.

B. The Company has requested that the Purchaser make an additional investment in the Company in the amount of $25,000,000. Accordingly, the Company is willing to issue and sell the Term D Note (as defined below) to the Purchaser, and the Purchaser is willing to purchase the Term D Note, all on the terms and subject to the conditions set forth herein and in the Term D Note.

C. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement. In addition, all rules of construction set forth in Sections 1.2 through 1.6 of the Securities Purchase Agreement are hereby incorporated herein by this reference.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Securities.

(a) Authorization. The Company has authorized the issuance, sale and delivery to the Purchaser of a Secured Senior Note in the principal amount of $25,000,000, in substantially the form of Exhibit A attached hereto (the “Term D Note”). The Indebtedness evidenced by the Term D Note, including the payment of principal, premium, if any, and interest, shall constitute Senior Indebtedness of the Company and shall rank pari passu in right of payment and rights upon liquidation to all other Senior Indebtedness of the Company, including all Indebtedness evidenced by the Term B Note, the Bridge Note and the Term C Note.

(b) Purchase of Term D Note. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, on the Second Amendment Effective Date, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Term D Note. The aggregate purchase price to be paid by the Purchaser for the Term D Note shall be $25,000,000 (the “Term D Note Purchase Price”) payable in accordance with Section 1(c).

(c) Closing. The closing of the issuance, sale and delivery of the Term D Note and the other transactions contemplated by this Amendment shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, on the Second Amendment Effective Date. At the closing, the Company shall deliver to the Purchaser the Term D Note, duly executed by the Company, against delivery by the Purchaser of the Term D Note Purchase Price (net of amounts permitted to be withheld pursuant to Sections 4(a)(v) and (ix)) by wire transfer in immediately available funds to such bank as the Company may request in writing (which request shall be made in writing at least one (1) Business Day prior to the Second Amendment Effective Date) for credit to an account designated by the Company in such request.

(d) Use of Proceeds. The proceeds to be received by the Company from the issuance and sale of the Term D Note hereunder shall be used solely for working capital purposes.

2. Amendments to Securities Purchase Agreement. Effective on and as of the Second Amendment Effective Date (as defined below), pursuant to Section 11.1 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

(a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

“‘First Amendment’ shall mean that certain First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of August 14, 2002, as amended from time to time.”

“‘Qualified Default Covenants’ shall mean the agreements, covenants and obligations of the Company set forth in Sections 7.4, 7.6, 7.7, 7.8, 7.9, 7.12, 7.13, 7.14, 7.18, 7.21, 7.22, 8.8, 8.16 and 8.17.”

“‘Second Amendment’ shall mean that certain Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of January 31, 2003, as amended from time to time.”

“‘Second Amendment Effective Date’ shall have the meaning set forth in the Second Amendment.”

“‘Term D Note’ shall mean a Secured Senior Note in the principal amount of $25,000,000, in substantially the form attached as Exhibit A to the Second Amendment.”

(b) Section 1.1 of the Securities Purchase Agreement shall be further amended by amending the following existing definitions to read in their entirety as follows, respectively:

“‘CPS Master Spread Account Agreement’ shall mean, with respect to any CPS Securitization Transaction, any and all master spread account agreements, as amended or supplemented from time to time as permitted hereunder, entered into by the Company or its Subsidiaries in connection with such CPS Securitization Transaction, including (i) that certain Master Spread Account Agreement, as amended and restated, dated as of December 1, 1998, among CPSR, FSA, and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as ‘Trustee’ and as ‘Collateral Agent,’ as amended by Amendment No. 1 dated as of September 7, 2001, among CPSR, FSA, Bank One Trust Company, N.A., in its capacity as ‘Trustee’ and as ‘Collateral Agent’ with respect to the ‘Bank One Collateral,’ and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), in its capacity as ‘Collateral Agent’ with respect to the ‘Wells Fargo Collateral,’ as supplemented by a Series 2001-A Supplement, dated as of September 7, 2001, among CPSR, FSA and Bank One Trust Company, N.A., as ‘Trustee’ and as ‘Collateral Agent,’ and as supplemented by a NPF Supplement No. 2, dated as of January 9, 2003, among CPSR, FSA and Bank One Trust Company, N.A., as ‘Trustee’ and as ‘Collateral Agent,’ and as further amended or supplemented from time to time as permitted hereunder, and (ii) that certain Master Spread Account Agreement, as amended and restated, dated as of August 1, 2002, among CPS Auto Receivables Two Corp., XLCA, Bank One Trust Company, N.A., as ‘Trustee’ and as ‘Collateral Agent,’ and CPS Auto Receivables Trust 2002-B, as supplemented by a Series 2002-C Supplement, dated as of December 19, 2002, among CPS Auto Receivables Two Corp., XLCA, Bank One Trust Company, N.A., as ‘Trustee’ and as ‘Collateral Agent,’ and CPS Auto Receivables Trust 2002-C, and as further amended or supplemented from time to time as permitted hereunder.”

“‘MFN Collateral Documents’ shall have the meaning set forth in Section 7.23. Without limiting the foregoing, the term ‘MFN Collateral Documents’ shall include that certain Security Agreement (MFN) dated as of March 22, 2002, between the ‘Grantors’ (as defined therein) and the Purchaser, that certain Stock Pledge and Control Agreement (MFN) dated as of March 22, 2002, between the ‘Pledgors’ (as defined therein) and the Purchaser, that certain Intellectual Property Security Agreement (MFN) dated as of March 22, 2002, between the ‘Grantors’ (as defined therein)

and the Purchaser, and all UCC financing statements, control and other agreements, instruments and documents executed or delivered from time to time by MFN or any of its Subsidiaries to secure the Obligations to Purchaser or any other obligations of the Company, any Subsidiaries or any other obligor under the Securities Purchase Agreement, the Notes or any Related Agreement, in each case as amended from time to time.”

“‘MFN Master Spread Account Agreement’ shall mean, with respect to any MFN Securitization Transaction, any and all master spread account agreements, as amended or supplemented from time to time as permitted hereunder, entered into by MFN or its Subsidiaries in connection with such MFN Securitization Transaction, including that certain Master Spread Account Agreement dated as of June 1, 2001, among MFN Securitization LLC, as ‘Seller,’ XLCA, as ‘Insurer,’ MFN Auto Receivables Trust 2001-A, as ‘Issuer,’ and Wells Fargo Bank Minnesota, National Association, as ‘Trust Collateral Agent’ and ‘Collateral Agent,’ as supplemented by a Series 2001-A Supplement dated as of June 1, 2001, and as further amended or supplemented from time to time as permitted hereunder.”

“‘Notes’ shall mean, collectively, the Term B Note, the Bridge Note, the Term C Note and the Term D Note, in each case as amended from time to time, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments thereof. The term ‘Note’ shall refer to any of the foregoing individually, as applicable.”

“‘Obligations’ or ‘Obligations to Purchaser’ shall mean any and all Indebtedness, claims, liabilities or obligations of the Company and any of its Subsidiaries owing from time to time to the Purchaser or any Affiliate of the Purchaser (or any successor, assignee or transferee of the Purchaser or such Affiliate) of whatever nature, type or description, arising under or with respect to the Prior LLCP Documents, this Agreement, the Notes (including the Term B Note, the Bridge Note, the Term C Note and the Term D Note), the Amended and Restated Registration Rights Agreement, the Amended and Restated Investor Rights Agreement, the Subsidiary Guaranty, the Collateral Documents, the Option Agreement, the Indemnity Side Letter and the other Related Agreements, and any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, of whatever nature, character or description, including any claims for rescission or other damages under applicable federal and state securities laws, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including attorneys’ fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.”

“‘Securitization Transaction’ shall mean any and all transactions, whether now existing or hereafter arising or entered into, by the Company or any of its Subsidiaries involving the pooling and sale of Automobile Contracts to a Special Purpose Entity, including the pooling and sale of Automobile Contracts to a Special Purpose Entity in connection with any Warehouse Financing Transaction, including (A) Alton Grantor Trust 1993-1, Alton Grantor Trust 1993-2, Alton Grantor Trust 1993-3, Alton Grantor Trust 1993-4, CPS Auto Grantor Trust 1994-1, CPS Auto Grantor Trust 1994-2, CPS Auto Grantor Trust 1994-3, CPS Auto Grantor Trust 1994-4, CPS Auto Grantor Trust 1995-1, CPS Auto Grantor Trust 1995-2, CPS Auto Grantor Trust 1995-3, CPS Auto Grantor Trust 1995-4, CPS Auto Grantor Trust 1996-1, FASCO Auto Grantor Trust 1996-2, CPS Auto Grantor Trust 1996-2A, CPS Auto Grantor Trust 1996-3, CPS Auto Grantor Trust 1997-1, CPS Auto Grantor Trust 1997-2, CPS Auto Receivables Trust 1997-3, CPS Auto Receivables Trust 1997-4, CPS Auto Receivables Trust 1997-5, CPS Grantor Trust 1998-1, CPS Auto Receivables Trust 1998-2, CPS Auto Receivables Trust 1998-3, CPS Auto Receivables Trust 1998-4, CPS Auto Receivables Trust 2001-A (the ‘CPS 2001-A Securitization Transaction’), CPS Auto Receivables Trust 2002-A, CPS Auto Receivables Trust 2002-B, CPS Auto Receivables Trust 2002-C, and any such future securitization transactions involving the Company or any of its Subsidiaries (other than MFN and its Subsidiaries covered by clause (B) below) (collectively, the ‘CPS Securitization Transactions’), or (B) MFN Auto Receivables Trust 2001-A, MFN Auto Receivables Trust 2002-A and any such future securitization transactions involving MFN or any of its Subsidiaries (collectively, the ‘MFN Securitization Transactions’).”

“‘Subsidiary’ and ‘Subsidiaries’ shall mean, with respect to any Person, any other Person of which more than fifty percent (50%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, the term ‘Subsidiary’ and ‘Subsidiaries’ shall include any direct or indirect subsidiaries of the Company, including the Subsidiaries listed on Schedule 3.2.”

“‘Subsidiary Guarantors’ or ‘Guarantors’ shall mean the direct or indirect Subsidiaries that are or become ‘Guarantors’ under the Subsidiary Guaranty.”

“‘Subsidiary Guaranty’ or ‘Guaranty’ shall mean that certain Amended and Restated Joint and Several General and Continuing Guaranty dated as of March 8, 2002, as modified by that certain Joinder Agreement dated as of March 22, 2002, duly executed by the Subsidiary Guarantors in favor of the Purchaser, as amended from time to time.”

“‘Trigger Event’ shall mean a ‘Trigger Event,’ a ‘Level 1 Trigger Event,’ a ‘Level 2 Trigger Event,’ a ‘Level 3 Trigger Event’ or any other term or definition having a substantially similar meaning, as defined or used in any Securitization Transaction Document or other agreement executed in connection with any Securitization Transaction, including the CPS Master Spread Account Agreement or MFN Master Spread Account Agreement, as applicable.”

“‘Warehouse Financing Transaction’ shall mean any transaction entered into in the ordinary course of the Company’s business, in each case consistent with the Company’s past practices, pursuant to which (i) the Company or one or more of its Subsidiaries sells Automobile Contracts to any entity which is established by the Company for the limited purpose of buying and reselling such Automobile Contracts, and (ii) such entity purchases such Automobile Contracts from the Company or such selling Subsidiary from time to time for cash or other consideration at least equal to the fair market value of such Automobile Contracts and finances the purchase of such Automobile Contracts through borrowings under a ‘warehouse financing’ facility established with a third party that engages in similar financing transactions in the ordinary course of its business and under which such entity is the sole borrower (with no recourse to either the Company or any other Subsidiary other than for breaches of customary representations and warranties in connection with sales of Automobile Contracts), including the transactions contemplated by (A) that certain Sale and Servicing Agreement dated as of March 7, 2002, among CPS Warehouse Trust, CPS, Systems & Services Technologies, Inc. and Bank One Trust Company (referred to as the ‘XLCA/West LB’ warehouse financing transaction) and (B) that certain Sale and Servicing Agreement dated as of January 9, 2003, among CPS Funding LLC, CPS, Systems & Services Technologies, Inc. and Bank One Trust Company.”

(c) Section 3.2(a) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

(a) Schedule 3.2 sets forth a true, correct and complete list of all direct and indirect Subsidiaries of the Company as of the date hereof, in each case setting forth, as to each such Subsidiary, its name, the jurisdiction of its organization, the address of its principal executive offices, the authorized number of shares of its Capital Stock, the number of outstanding shares of its Capital Stock and the number of such outstanding shares owned, directly or indirectly, by the Company and the Subsidiaries. Each Subsidiary is an entity duly organized, validly existing and, if applicable, in good standing (other than Mercury Finance Company of Tennessee) under the laws of the jurisdiction of its incorporation, and has all power and authority, including all Licenses and Permits, necessary to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. No Subsidiary of MFN is material to the business, condition (financial or otherwise) or operations of MFN other than Mercury Finance Company and the “bankruptcy remote special purpose” entities created by MFN for purposes of the MFN Securitization Transactions completed through the date hereof.

(d) Section 3.5(c) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(c) The outstanding principal balances of the Term B Note, the Bridge Note and the Term C Note are as set forth on Schedule 3.11(c). The Term B Note, the Bridge Note and the Term C Note each remains in full force and effect. The Indebtedness evidenced by the Term B Note, the Bridge Note and the Term C Note constitutes ‘Senior Indebtedness’ (as such term is defined in the RISRS Indenture, the PENS Indenture and the Stanwich Debt Documents) and, immediately following the issuance, sale and delivery of the Term D Note, the Indebtedness evidenced by the Term D Note will also constitute ‘Senior Indebtedness’ (as such term is defined in the RISRS Indenture, the PENS Indenture and the Stanwich Debt Documents), and there will be no agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they may be bound that requires the subordination in right of payment or rights upon liquidation of any Indebtedness under the Notes or any other Obligations to Purchaser to the repayment of any other existing or future Indebtedness of the Company or any of its Subsidiaries.”

(e) The second sentence of Section 3.7(a) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“Schedule 3.7(a) also sets forth, as of the date hereof, (i) the number of shares of Common Stock reserved for issuance under the Company Stock Plans, including the number of options to purchase shares of Common Stock available for future grants, the number of options to purchase shares of Common Stock that have been exercised and the number of options to purchase shares of Common Stock that are outstanding (including the number of options to purchase shares of Common Stock which are exercisable); (ii) the aggregate number of shares of Common Stock reserved for issuance upon conversion of the PENS and the Stanwich Indebtedness; and (iii) the number of shares of Common Stock reserved for issuance upon exercise of the Residual Warrant.”

(f) Section 7.3 of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“7.3 Performance of Related Agreements. The Company shall perform, comply with and observe all of its covenants and other obligations under each of the Related Agreements (other than as provided in Section 7.1) to which it is a party in accordance with its terms.”

(g) Section 7.6(b) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(b) In addition, the Company shall continue to maintain the existing key man life insurance policy (with terms no less favorable to the Company than those existing as of the Second Amendment Effective Date) on the life of Charles E. Bradley, Jr., the President and Chief Executive Officer of the Company, with a death benefit of not less than $10,000,000, until the Obligations to Purchaser have been indefeasibly paid in full. Such key man life insurance policy shall continue to name the Company as the owner and name the Purchaser as the irrevocable beneficiary thereunder. Each of the insurance policies required to be maintained under this Section 7.6 shall provide for at least thirty (30) days’ prior written notice to the Purchaser of the cancellation or substantial modification thereof.”

(h) Section 8.1(h) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(h) Unsecured Indebtedness (not covered by any other clause under this Section 8.1) in an amount not to exceed $1,000,000;”

(i) Section 8.3 of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“8.3 Limitations on Investments. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make or own any Investment, except:

(a) Permitted Investments;

(b) The Investments and Guarantees set forth on Schedule 3.11(a);

(c) Automobile Contracts;

(d) Investments permitted under Section 8.14; and

(e) Any other Investments not to exceed $1,000,000 in the aggregate.”

(j) Section 10.1(b) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(b) (i) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it (other than the agreements, covenants or obligations covered by Section 10.1(a)) under Section 7.1 (Payments with Respect to Notes), clauses (a), (b), (i), (j) or (k) of Section 7.2 (Information Covenants), Section 7.15 (Securities and Exchange Act Compliance), Section 7.20 (Payment of Certain Indebtedness), Section 8.1 (Limitations on Indebtedness), Section 8.6 (Observance of Stanwich Subordination Provisions), Section 8.9 (Limitations on Transactions with Affiliates) Section 8.10 (Restrictions on Fundamental Changes) and Section 8.15 (Financial Covenants);

(ii) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under Section 7.2 (Information Covenants) (other than clauses (a), (b), (i), (j) or (k)) and such breach or failure shall not have been remedied within three (3) Business Days after written notice thereof by the Purchaser to the Company;

(iii) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under any Qualified Default Covenant and such breach or failure shall not have been remedied within thirty (30) days after written notice thereof by the Purchaser to the Company; provided, however, that if such breach or failure shall not have been remedied within such thirty (30) day period, the Company shall not be deemed to be in default with respect to such breach or failure if, and only if, the Company thereafter uses, and continues to use, its good faith reasonable efforts to cure such breach or failure;

(iv) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under Section 8.2 (Limitations on Liens) and such breach or failure shall not have been remedied within thirty (30) days after written notice thereof by the Company to the Purchaser or written notice thereof by the Purchaser to the Company; or”

(k) Section 10.1(c) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(c) The Company or any of its Subsidiaries shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement or any Related Agreement (other than the agreements, covenants or obligations covered by Sections 10.1(a) and (b)) and such breach or failure shall not have been remedied within thirty (30) days after written notice thereof by the Purchaser to the Company; or”

(l) Section 10.1(d) of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(d) Any representation or warranty made by the Company or any of its Subsidiaries under, relating to or in connection with this Agreement or any Related Agreement shall be false or misleading in any material respect when made (or deemed made); or”

(m) Clause (ii) of Section 10.1 of the Securities Purchase Agreement shall be amended to read in its entirety as follows:

“(ii) (A) in the case of clause (b)(i) above, immediately upon the occurrence of any such breach of failure; (B) in the case of clause (b)(ii) above, as of the close of business on such third Business Day, if such breach or failure shall not have been cured by such date; (C) in the case of clause (b)(iii) above, as of the close of business on such thirtieth day, if such breach or failure shall not have been cured by such date or, if the Company has not cured such breach or failure by such date and thereafter fails to use its good faith reasonable efforts to cure such breach or failure, as of the close of business of the date that the Purchaser notifies the Company in writing that of its determination that the Company has failed to use its good faith reasonable efforts to cure such breach or failure; and (D) in the case of clause (b)(iv) above, as of the close of business on such thirtieth day, if such breach or failure shall not have been cured by such date;”

3. Amendments to Disclosure Schedules. Effective on and as of the Second Amendment Effective Date, pursuant to Section 11.1 of the Securities Purchase Agreement, each of the Disclosure Schedules to the Securities Purchase Agreement listed in Exhibit B attached hereto shall be amended by the corresponding Disclosure Schedule attached to Exhibit B as provided for in such corresponding Disclosure Schedule (it being understood that such corresponding Disclosure Schedules shall update the existing Disclosure Schedules through the Second Amendment Effective Date).

4. Closing; Conditions Precedent.

(a) Conditions to Purchaser’s Obligations. The obligations of the Purchaser to purchase the Term D Note, and the effectiveness of the amendments set forth in Sections 2 and 3, shall be subject to the satisfaction, in the Purchaser’s sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the “Second Amendment Effective Date”):

(i) Effective Date. The last of the conditions precedent set forth in this Section 4(a) to be so satisfied shall occur not later than 12:00 noon (Los Angeles time) on Monday, February 3, 2003.

(ii) Representations and Warranties. The Purchaser shall have received an Officers’ Certificate, in form and substance satisfactory to the Purchaser, dated as of the Second Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) after giving effect to the amendments to the Disclosure Schedules attached as Exhibit B to the Second Amendment, each of the representations and warranties of the Company contained in the Securities Purchase Agreement and this Amendment was true and correct on and as of the date made and is true and correct on and as of the Second Amendment Effective Date, with the same effect as if made on and as of the Second Amendment Effective Date, (ii) each of the covenants and agreements of the Company required to be performed or satisfied under the Second Amendment on or before the Second Amendment Effective Date has been performed or satisfied on or before the Second Amendment Effective Date, (iii) the Company has satisfied or fulfilled each of the conditions set forth in this Section 4(a), (iv) no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment, the issuance, sale or delivery of the Term D Note or the consummation of the other transactions contemplated hereby and (v) since December 31, 2002, no Material Adverse Change has occurred.

(iii) No Legal Prohibitions. The consummation of the transactions contemplated by this Amendment shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or “blue sky” laws.

(iv) Term D Note. The Purchaser shall have received the Term D Note, dated as of the Second Amendment Effective Date and duly executed by the Company and acknowledged and consented to by the Subsidiary Guarantors.

(v) Closing Fee. The Purchaser shall have received a non-refundable closing fee, payable in cash, in the amount of $1,000,000 (provided that such closing fee may be withheld by the Purchaser from the payment of the Term D Note Purchase Price).

(vi) Opinion of Counsel. The Purchaser shall have received (A) an opinion letter of Andrews & Kurth LLP, special counsel to the Company, dated the Second Amendment Effective Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, and (B) an opinion letter of Mark A. Creatura, Esq., General Counsel to the Company, dated the Second Amendment Effective Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel.

(vii) No Material Adverse Change. Since December 31, 2002, there shall not have occurred any Material Adverse Change.

(viii) Certified Board Resolutions. The Purchaser shall have received a Secretary’s Certificate from the Company and each Subsidiary Guarantor, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company or such Subsidiary Guarantor, as the case may be, certifying as to the resolutions of the Board of Directors of the Company or such Subsidiary Guarantor, as the case may be, approving the execution and delivery of this Amendment, the issuance, sale and delivery of the Term D Note and the other transactions contemplated by this Amendment.

(ix) Fees and Expenses. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys’ fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and performance of this Amendment, that remain unreimbursed (provided that such fees, costs and expenses may be withheld by the Purchaser from the payment of the Term D Note Purchase Price and, at the direction of the Purchaser, the Company shall pay directly to the Purchaser’s third party service providers all such costs and expenses incurred by the Purchaser).

(x) Solvency Certificate. The Purchaser shall have received a Solvency Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

(xi) Good Standing Certificates. The Purchaser shall have received a good standing certificate of the Company and each Subsidiary issued by the Secretary of State of its state or jurisdiction of incorporation or organization and a good standing tax certificate, issued by the Franchise Tax Board (if incorporated or organized under the laws of the State of California) or, if available, by a similar state taxing authority

(if incorporated or organized in any other state or other jurisdiction), in each case dated as of a recent practicable date prior to the Second Amendment Effective Date;

(xii) Insurance Certificates. The Purchaser shall have received certificates of insurance with respect to the insurance policies required to be maintained by the Company and its Subsidiaries pursuant to Section 7.6 of the Securities Purchase Agreement (including the directors and officers liability insurance and the key man life insurance policy on the life of Charles E. Bradley, Jr.), together with additional insured and lender’s loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

(xiii) Corporate Proceedings. All proceedings taken prior to or at the closing in connection with the issuance and sale of the Term D Note and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

(b) Conditions to Company’s Obligations. The obligations of the Company to issue and sell the Term D Note to the Purchaser, and the effectiveness of the amendments set forth in Sections 2 and 3, shall be subject to the satisfaction of each of the following conditions precedent:

(i) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 6 of this Amendment shall be true and correct in all material respects on and as of the Second Amendment Effective Date.

(ii) Term D Note Purchase Price. The Purchaser shall have delivered to the Company the Term D Note Purchase Price, less the fees, costs and expenses to be reimbursed by the Company under Sections 4(a)(v) and (ix).

5. Representations and Warranties of the Company. In order to induce the Purchaser to purchase the Term D Note and amend the Securities Purchase Agreement as provided for herein, the Company represents and warrants to the Purchaser as follows:

(a) Authorization; Binding Effect. The Company has the full power and authority to enter into, deliver and perform its obligations under this Amendment and the Term D Note. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and the Term D Note, the issuance, sale and delivery of the Term D Note and the consummation of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, as applicable. This Amendment has been duly executed and delivered by the Company (and duly acknowledged by the Subsidiary Guarantors) and, on the Second Amendment Effective Date, the Term D Note will be duly executed and delivered by the Company (and duly acknowledged by the Subsidiary Guarantors). This

Amendment is, and on the Second Amendment Effective Date the Term D Note will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(b) No Conflict. The execution, delivery and performance by the Company of this Amendment and the Term D Note, the issuance, sale and delivery of the Term D Note and the consummation of the other transactions contemplated hereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any Material Contract (including any Securitization Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

(c) Rank; Obligations. Each of the Term B Note, the Bridge Note and the Term C Note remains in full force and effect unamended hereby. The Indebtedness evidenced by the Term B Note, the Bridge Note and the Term C Note constitutes Senior Indebtedness and “Senior Indebtedness” (as such term is defined in the RISRS Indenture, the PENS Indenture and the Stanwich Debt Documents). Immediately following the closing, the Indebtedness evidenced by the Term D Note will also constitute Senior Indebtedness and “Senior Indebtedness” (as such term is defined in the RISRS Indenture, the PENS Indenture and the Stanwich Debt Documents), and there will be no agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to Purchaser (including Indebtedness under the Term B Note, the Bridge Note, the Term C Note and the Term D Note) to the repayment of any other existing or future Indebtedness of the Company or any of its Subsidiaries.

(d) No Consents. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or the Term D Note or the issuance, sale and delivery of the Term D Note, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or any Related Agreement or (c) any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect.

(e) Representations and Warranties. After giving effect to the amended the Disclosure Schedules attached as Exhibit B to this Amendment, each of the representations and warranties of the Company contained in Section 3 of the Securities Purchase Agreement is true and correct in all material respects.

(f) No Default. No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment or the Term D Note, the issuance, sale or delivery of the Term D Note or the consummation of the other transactions contemplated hereby.

(g) Collateral Security. The Liens granted in favor of the Purchaser under the Collateral Documents constitute valid, enforceable and continuing first priority security interests and liens in, on and to the Collateral and secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Term B Note, the Bridge Note, the Term C Note and the Term D Note.

(h) Disclosure Schedules. The information set forth and contained in the Disclosure Schedules, other than the amended Disclosure Schedules attached as Exhibit B to this Amendment, is true and correct in all material respects. The information set forth and contained in the amended Disclosure Schedules attached as Exhibit B to this Amendment is true and correct.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a) The Purchaser is acquiring the Term D Note for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that Term D Note has not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein; and

(b) The Purchaser is an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Term D Note, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

7. Confirmation; Full Force and Effect. The amendments set forth in Sections 2 and 3 above shall amend the Securities Purchase Agreement on and as of the Second Amendment Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Second Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes (including the Term B Note, the Bridge Note, the Term C Note and the Term D Note), the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

8. Certain Post-Closing Covenants. The Company covenants and agrees to perform, observe and comply with each of the following:

(a) Delivery of Legal Opinion. As soon as practicable, but not later than February 10, 2003, the Company shall deliver to the Purchaser an opinion letter of Andrews & Kurth LLP, special counsel to the Company, dated and effective as of the Second Amendment Effective Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, with respect to “no conflicts” with Material Contracts.

(b) Good Standing Status. As soon as practicable, but not later than March 3, 2003, the Company shall deliver to the Purchaser a certificate of good standing for Mercury Finance Company of Tennessee, issued by the relevant Governmental Authority of the State of Tennessee and dated as of a recent practicable date.

(c) Disclosure Schedules. As soon as practicable, but not later than March 3, 2003, the Company shall update and deliver to the Purchaser all Disclosure Schedules, each of which shall set forth all information required to be included therein as if such Disclosure Schedules were delivered on and as of the Second Amendment Effective Date. In addition, the Company agrees to cooperate with the Purchaser and use its good faith reasonable efforts to ensure that all such Disclosure Schedules include, and accurately reflect, the information required to be included therein (it being understood that so long as the Company uses its good faith reasonable efforts to ensure that all such Disclosure Schedules include, and accurately reflect, the information required to be included therein, no Event of Default shall be deemed to occur).

9. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Related Agreements, Applicable Laws or otherwise and, except as expressly provided in Sections 2 and 3 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Related Agreement. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any Related Agreement or shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the Related Agreements, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

10. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns. This Amendment constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(c) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC.,
a California corporation

By:	/s/ David Kenneally
David Kenneally
Senior Vice President and Chief Financial Officer

By:	/s/ Mark A. Creatura
Mark A. Creatura
Senior Vice President and Secretary

PURCHASER

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN
CAPITAL PARTNERS II, L.P., a California limited partnership

By:	/s/ Arthur E. Levine
Arthur E. Levine President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned Guarantors hereby acknowledge that each has read the foregoing Second Amendment to Securities Purchase Agreement and hereby consents to the terms thereof, including the issuance, sale and delivery of the Term D Note. Further, each of the undersigned Subsidiary Guarantors hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Term D Note is guarantied by it under the Subsidiary Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

SUBSIDIARY GUARANTORS CPS LEASING, INC., a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

CPS MARKETING, INC., a California corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MFN FINANCIAL CORPORATION, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

GULFCO INVESTMENT INC., a Louisiana corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

GULFCO FINANCE COMPANY, a Louisiana corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MIDLAND FINANCE CO., an Illinois corporation

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:	/s/ David N. Kenneally
Name:	David N. Kenneally
Its:	Vice President